Exhibit 99.1
[FOR IMMEDIATE RELEASE]
First Business Financial Services, Inc.
401 Charmany Drive
Madison, WI 53719

FIRST BUSINESS BANK REPORTS RECORD SECOND QUARTER 2022 NET INCOME OF $11.0 MILLION
-- Strong top line revenue and provision benefit drive tangible book value growth --
MADISON, Wis., July 28, 2022 (BUSINESS WIRE) -- First Business Financial Services, Inc. (the “Company”, the “Bank”, or “First Business Bank”) (Nasdaq:FBIZ) reported quarterly net income available to common shareholders of $11.0 million, or $1.29 diluted earnings per share. This compares to net income of $8.7 million, or $1.02 per share, in the first quarter of 2022 and $8.2 million, or $0.95 per share, in the second quarter of 2021.
“Our record quarterly net income was driven by a notable increase in net interest income and exceptional commitment to asset quality resulting in a significant loan loss provision benefit,” President and Chief Executive Officer Corey Chambas said. “Despite above-average loan payoffs this year, we remain confident in our ability to produce 10% net loan growth. We believe this sustained loan growth and expanding net interest margin will continue to generate double-digit annual revenue growth.” Chambas added, “With an enhanced capital base, focus on diversified revenue streams, and relentless attention to credit quality, we believe we are well positioned to extend our track record of performance over the long term.”
Quarterly Highlights
•Robust Profitability Metrics. Pre-tax, pre-provision adjusted (“PTPP”) earnings, excluding Paycheck Protection Program (“PPP”) interest and fee income, increased $998,000, or 10.4%, from the linked quarter and $3.7 million, or 53.8%, from the prior year quarter. The improvement in profitability was driven by an increase in top line revenue, which rose $1.8 million, or 6.3%, from the linked quarter and $5.4 million, or 21.9%, from the prior year quarter. With revenue growth outpacing operating expense growth, the Company increased PTPP return on average assets to 1.57% in the second quarter of 2022, compared to 1.46% in linked quarter and 1.15% in the prior year quarter.
•Strong Asset Quality. The Bank continued its strong asset quality trend, highlighted by the team’s ability to proactively work through challenging loans to achieve positive outcomes for the Bank and its shareholders. Non-performing assets declined to $5.7 million, or 0.21% of total assets, improving from 0.40% of total assets on June 30, 2021. The Company recorded a provision benefit of $3.7 million, compared to a benefit of $855,000 in the first quarter of 2022 and $1.0 million in the second quarter of 2021. The provision benefit in the second quarter of 2022 was primarily due to a $4.1 million principal recovery on a legacy SBA relationship originated in May 2016 and fully charged-off in December 2020.
•Record Net Interest Income Reflecting Loan Growth and Net Interest Margin Expansion. Net interest income grew to a record $23.7 million, increasing $2.2 million, or 10.4%, from the linked quarter and $2.0 million, or 9.3%, from the prior year quarter. This increase was primarily due to a 32 and 22 basis point expansion in net interest margin compared to the linked and prior year quarters, respectively. This net interest expansion resulted from rising rates on variable-rate loans and low deposit betas on in-market deposits following the Federal Open Market Committee’s (“FOMC”) decision to raise the target Fed Funds rate 150 basis points during the first half of 2022.
•Increased Organic Loan Production. Loans, excluding net PPP loans, grew $48.9 million, or 8.8% annualized, from the first quarter of 2022 and $259.1 million, or 12.8%, from the second quarter of 2021, as the Company’s previous investments in both conventional and specialized lending continue to generate positive results.
•Compounding Tangible Book Value Growth. The Company’s demonstrated earnings power and diligent credit management more than offset the interest-rate-driven market value decline in the investment portfolio, providing a 9.4% annualized increase in tangible book value compared to the linked quarter and 9.7% compared to the prior year quarter.

Quarterly Financial Results

(Unaudited)	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest income	$23,660	$21,426	$21,652	$45,087	$42,515
Adjusted non-interest income (1)	6,872	7,386	6,292	14,258	13,487
Operating revenue (1)	30,532	28,812	27,944	59,345	56,002
Operating expense (1)	19,685	18,887	17,932	38,573	35,383
Pre-tax, pre-provision adjusted earnings (1)	10,847	9,925	10,012	20,772	20,619
Less:
Provision for loan and lease losses	(3,727)	(855)	(958)	(4,582)	(3,026)
Net loss (gain) on foreclosed properties	8	12	(1)	20	1
Amortization of other intangible assets	—	—	8	—	15
SBA recourse provision (benefit)	114	(76)	245	38	115
Impairment (benefit) on tax credit investments	(351)	—	—	(351)	—
Add:
Net gain on sale of securities	—	—	29	—	29
Income before income tax expense	14,803	10,844	10,747	25,647	23,543
Income tax expense	3,599	2,172	2,512	5,771	5,577
Net income	$11,204	$8,672	$8,235	$19,876	$17,966
Preferred stock dividends	246	—	—	246	—
Net income available to common shareholders	$10,958	$8,672	$8,235	$19,630	$17,966
Earnings per share, diluted	$1.29	$1.02	$0.95	$2.31	$2.08
Book value per share	$28.08	$27.46	$25.70	$28.08	$25.70
Tangible book value per share (1)	$26.63	$26.02	$24.28	$26.63	$24.28

Net interest margin (2)	3.71%	3.39%	3.49%	3.55%	3.46%
Adjusted net interest margin (1)(2)	3.45%	3.24%	3.20%	3.35%	3.20%
Fee income ratio (non-interest income / total revenue)	22.51%	25.64%	22.60%	24.03%	24.12%
Efficiency ratio (1)	64.47%	65.55%	64.17%	65.00%	63.18%
Return on average assets (2)	1.61%	1.30%	1.26%	1.46%	1.38%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.60%	1.49%	1.53%	1.54%	1.59%
Return on average common equity (2)	18.79%	14.47%	15.09%	16.74%	16.75%

Period-end loans and leases receivable	$2,290,100	$2,251,249	$2,143,561	$2,290,100	$2,143,561
Specialized lending as a percent of total loans and leases	20.68%	19.22%	17.59%	20.68%	17.59%
Average loans and leases receivable	$2,272,946	$2,244,642	$2,223,353	$2,258,872	$2,203,267
Period-end in-market deposits	$1,857,010	$2,011,373	$2,016,215	$1,857,010	$2,016,215
Average in-market deposits	$1,900,842	$1,932,576	$1,735,393	$1,916,622	$1,728,787
Allowance for loan and lease losses	$24,104	$23,669	$25,675	$24,104	$25,675
Non-performing assets	$5,709	$5,734	$11,601	$5,709	$11,601
Allowance for loan and lease losses as a percent of total gross loans and leases	1.05%	1.05%	1.20%	1.05%	1.20%
Non-performing assets as a percent of total assets	0.21%	0.21%	0.40%	0.21%	0.40%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Quarterly Financial Results - Excluding PPP Loans, Interest Income, and Fees

(Unaudited)	As of and for the Three Months Ended			As of and for the Six Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Net interest income	$23,435	$21,125	$18,545	$44,561	$36,592
Adjusted non-interest income (1)	6,872	7,386	6,292	14,258	13,487
Operating revenue (1)	30,307	28,511	24,837	58,819	50,079
Operating expense (1)	19,685	18,887	17,932	38,573	35,383
Pre-tax, pre-provision adjusted earnings (1)	$10,622	$9,624	$6,905	$20,246	$14,696

Net interest margin (2)	3.69%	3.37%	3.29%	3.53%	3.30%
Fee income ratio (non-interest income / total revenue)	22.67%	25.91%	25.42%	24.24%	26.97%
Efficiency ratio (1)	64.95%	66.24%	72.20%	65.58%	70.65%
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.57%	1.46%	1.15%	1.51%	1.24%

Period-end loans and leases receivable	$2,281,928	$2,233,043	$2,022,839	$2,281,928	$2,022,839
Specialized lending as a percent of total loans and leases	20.76%	19.38%	18.67%	20.76%	18.67%
Average loans and leases receivable	$2,261,296	$2,223,707	$1,994,188	$2,242,606	$1,967,599
Allowance for loan and lease losses as a percent of total gross loans and leases	1.06%	1.06%	1.27%	1.06%	1.27%
Non-performing assets as a percent of total assets	0.21%	0.21%	0.42%	0.21%	0.42%
(1)This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations at the end of this release for a reconciliation of GAAP financial measures to non-GAAP financial measures.
(2)Calculation is annualized.

Second Quarter 2022 Compared to First Quarter 2022
Net interest income increased $2.2 million, or 10.4%, to $23.7 million.
•Net interest income growth was driven by an increase in average loans and leases, net interest margin expansion, and an increase in fees in lieu of interest, which included the recovery of $709,000 in interest from a previously charged-off legacy SBA loan relationship. Average loans and leases receivable increased $37.6 million, or 6.8% annualized, to $2.261 billion. Fees in lieu of interest, which can vary from quarter to quarter based on client-driven activity, totaled $1.9 million, compared to $1.3 million, and included $196,000 and $249,000 in PPP fees, respectively. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $1.7 million, or 8.4%.
•Net interest margin was 3.71%, up 32 basis points compared to 3.39% in the linked quarter. Adjusted net interest margin was 3.45%, up 21 basis points compared to 3.24% in the linked quarter. The primary driver of improved net interest margin was a low deposit beta and higher earning asset yields in the current rising rate environment. The change in the yield of the respective interest-earning asset or the rate paid on interest-bearing liability compared to the change in short-term market rates is commonly referred to as a beta. Management defines short-term market rates as the daily average effective federal funds rate for purposes of estimating interest-earning asset and interest-bearing liability betas. Adjusted net interest margin is a non-GAAP measure representing net interest income excluding fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans and other recurring, but volatile, components of average interest-earning assets.
•The yield on average interest-earning assets increased 40 basis points to 4.24% from 3.84%. Excluding average net PPP loans, PPP loan interest income, and fees in lieu of interest, the yield earned on average interest-earning assets increased 30 basis points to 3.96% from 3.66%.
•The rate paid for average interest-bearing, in-market deposits increased 10 basis points to 0.29% from 0.19%. The rate paid for average total bank funding increased 15 basis points to 0.46% from 0.31%. Total bank funding is defined as total deposits plus Federal Home Loan Bank (“FHLB”) advances. The daily average effective federal funds rate increased 65 basis points compared to the linked quarter, which equates to an in-market, interest-bearing deposit beta of 15% for the three months ended June 30, 2022.
•The Bank continues to maintain an asset-sensitive balance sheet and ended the quarter appropriately positioned for net interest income to continue to benefit; however, the Bank anticipates deposit betas will rise at a greater rate with further increases in the federal funds rate during the second half of the year, slowing the pace of net interest margin expansion.
The Company reported a net benefit to provision for loan and lease losses of $3.7 million, compared to a $855,000 benefit in the first quarter of 2022.
•The provision benefit in the second quarter of 2022 was primarily due to net recoveries of $4.2 million, partially offset by a $527,000 increase in the general reserve due to loan growth.
Non-interest income decreased $514,000, or 7.0%, to $6.9 million.
•Other fee income decreased $1.2 million to $860,000, compared to $2.1 million in the first quarter. The decrease is primarily due to above-average returns on the Company’s investments in mezzanine funds in the first quarter, which returned to historical levels in the second quarter.
•Private Wealth management fee income increased $11,000, or 0.4% to $2.9 million, despite lower market values during the second quarter. Private Wealth and trust assets under management and administration measured $2.554 billion at June 30, 2022, down $280.3 million, primarily due to a decrease in market valuations, which was partially offset by new business development.
•Gains on sale of SBA loans increased $366,000 to $951,000.
•Commercial loan swap fee income increased $246,000 to $471,000. Swap fee income can vary from period to period based on loan activity and the interest rate environment.
Non-interest expense increased $633,000, or 3.4%, to $19.5 million, while operating expense increased $798,000, or 4.2%, to $19.7 million.
•Compensation expense was $14.0 million, reflecting an increase of $382,000, or 2.8%, from the linked quarter due to a $474,000 one-time increase to the annual cash incentive bonus program accrual, as well as expanded hiring to support the Bank’s growth plans. Management believes there will be upward pressure on compensation throughout the remainder of the year as the Bank continues to opportunistically invest in new talent and retain existing talent in the competitive market. Average FTEs for the second quarter of 2022 were 321, up eleven from 310 in the linked quarter as management continued to focus on talent acquisition to support the Bank’s growth initiatives.
•Marketing expense increased $170,000, or 34.0%, to $670,000 primarily due to the increase in client entertainment and sponsorships as business development activities continue to increase towards pre-pandemic levels.
•Professional fees increased $128,000, or 10.9%, to $1.3 million from the linked quarter primarily due to an increase in recruiting expense.
•Data processing expense increased $112,000, or 14.4%, to $892,000 primarily due to the recurring annual expense related to tax processing on behalf of the Bank’s Private Wealth clients.
Income tax expense increased $1.4 million, or 65.7%, to $3.6 million. The effective tax rate was 23.7% for the six months ended June 30, 2022, compared to 23.6% for the same period in 2021. For 2022, the Company expects to report an effective tax rate of approximately 23% as management intends to continue actively pursuing tax credit opportunities.
Total period-end loans and leases receivable increased $38.9 million, or 6.9% annualized, to $2.290 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $48.9 million, or 8.8% annualized, to $2.282 billion.
•Commercial and industrial (“C&I”) loans increased $20.7 million, or 11.6% annualized, to $741.4 million, compared to $720.7 million. Excluding PPP loans, C&I loans increased $30.9 million, or 17.6% annualized, due to an increase in specialized lending.
•Commercial real estate (“CRE”) loans increased by $18.8 million, or 5.1% annualized, to $1.488 billion, compared to $1.470 billion. Increases in construction financing, owner-occupied CRE, multi-family, and land development were offset by a decrease in non-owner occupied CRE loans.

Total period-end in-market deposits decreased $154.4 million, or 30.7% annualized, to $1.857 billion, compared to $2.011 billion. The average rate paid was 0.20%, up seven basis points from 0.13% in the first quarter. The decline in balances was due to movement of client deposits to investment alternatives, seasonality within the Bank’s municipality clients, tax payments, and normal course of business for continuing client relationships.
”On the deposit front, the second quarter is typically seasonally weaker, due to tax payments and other business cycle reasons – just as the first quarter was seasonally strong,” said Corey Chambas. “What was unusual this quarter was several clients moved large amounts of deposits into investments and there were some large client distributions to investors, as well. Importantly, we have not lost any meaningful client relationships associated with these decreases in deposits. We believe a better measure of our deposit picture is that average deposits are up 10% from a year ago, and due to our Treasury Management sales success, service charge fee income is up 11% from a year ago.”
Period-end wholesale funding, including FHLB advances, brokered deposits, and deposits gathered through internet deposit listing services, increased $192.7 million to $566.4 million.
•Wholesale deposits were $12.3 million in both periods. The average rate paid on wholesale deposits increased seven basis points to 2.98% and the weighted average original maturity was 4.8 years.
•FHLB advances increased $192.7 million to $554.1 million. The average rate paid on FHLB advances increased 40 basis points to 1.48% and the weighted average original maturity decreased to 3.2 years from 6.0 years.
Non-performing assets were $5.7 million, or 0.21% of total assets, in both periods of comparison.
The allowance for loan and lease losses increased $435,000, or 1.8%, as an increase in the general reserve from loan growth was partially offset by a decrease in general reserve driven by a change in qualitative risk factors.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.05% in both periods of comparison (1.06% excluding net PPP loans).

Second Quarter 2022 Compared to Second Quarter 2021
Net interest income increased $2.0 million, or 9.3%, to $23.7 million.
•The increase in net interest income primarily reflects an increase in average gross loans and leases, partially offset by lower fees in lieu of interest. Fees in lieu of interest decreased from $3.5 million to $1.9 million, primarily due to a $2.3 million reduction in PPP loan fee amortization. Excluding fees in lieu of interest and interest income from PPP loans, net interest income increased $4.2 million, or 24.0%. Excluding net PPP loans, average gross loans and leases increased $267.1 million, or 13.4%.
•Net interest margin increased 22 basis points to 3.71% from 3.49%. Adjusted net interest margin increased 25 basis points to 3.45% from 3.20%.
•The yield on average interest-earning assets measured 4.24% compared to 3.96%. Excluding fees in lieu of interest, PPP loan interest income, and net PPP loans, the yield on average interest-earning assets measured 3.96%, compared to 3.64%. This increase in yield was primarily due to the increase in short-term market rates and the reinvestment of cash flows from the securities and fixed rate loan portfolios in a rising rate environment.
•The rate paid for average interest-bearing in-market deposits increased eight basis points to 0.29% from 0.21%. The rate paid for average total bank funding increased seven basis points to 0.46% from 0.39%.
The Company reported a net benefit to provision for loan and lease losses of $3.7 million, compared to provision benefit of $958,000 in the second quarter of 2021. The reasons for the provision benefit are consistent with the explanations discussed above in the linked quarter comparison.
Non-interest income of $6.9 million increased by $551,000, or 8.7%, from $6.3 million in the prior year period.
•Private Wealth management fee income increased $108,000, or 3.9%, to $2.9 million, despite a decline in market values, due to the addition of new money from existing clients. Private Wealth and trust assets under management and administration measured $2.554 billion at June 30, 2022, down $10.6 million, or 0.4%.
•Gains on sale of SBA loans decreased $252,000 to $951,000.
•Loan fees of $697,000 increased by $128,000, or 22.5%, primarily due to an increase in conventional, SBA, and Floorplan Financing activity generating additional service fee income.
•Commercial loan swap fee income was $471,000. There was no swap fee activity in the prior year quarter. Swap fee income varies from period to period based on loan activity and the interest rate environment in any given quarter.

•Service charges on deposits increased $100,000, or 10.6%, to $1.0 million compared to $941,000, due to an increase in existing and new deposit client relationships.
Non-interest expense increased $1.3 million, or 7.0%, to $19.5 million. Operating expense increased $1.8 million, or 9.8%, to $19.7 million.
•Compensation expense increased $765,000, or 5.8%, to $14.0 million. Average FTEs were 321 in the second quarter of 2022, compared to 312 in the second quarter of 2021. The reasons for the increase in compensation expense are consistent with the explanations discussed above in the linked quarter analysis.
•Professional fees increased $385,000, or 42.2%, to $1.3 million, primarily due to an increase in recruiting expense, audit expenses, and a general increase in other professional consulting services for various projects.
•Marketing expense increased $159,000, or 31.1%, to $670,000 mainly due to an increase in business development activities as the Company continues to return to pre-pandemic spending levels.
Total period-end loans and leases receivable increased $146.5 million, or 6.8%, to $2.290 billion. Excluding net PPP loans, total period-end loans and leases receivable increased $259.1 million, or 12.8%, to $2.282 billion.
•C&I loans increased $45.9 million, or 6.6% to $741.4 million. Excluding PPP loans, C&I loans increased $161.5 million, or 28.2%, to $733.1 million due to an increase in conventional and specialized Commercial Lending. Management believes this growth rate will moderate to lower double-digits as the Company’s specialized lending products scale over time.
•CRE loans increased $96.5 million, or 6.9%, primarily due to an increase in non-owner-occupied real estate and construction financing.
Total period-end in-market deposits decreased $159.2 million, or 7.9%, to $1.857 billion and the average rate paid increased five basis points to 0.20%. This decrease in deposits was principally due to a $274.7 million decrease in transaction accounts, partially offset by a $68.9 million and $46.6 million increase in certificates of deposit and money market accounts, respectively. The reasons for the decrease in deposits are consistent with the explanations discussed above in the linked quarter comparison.
Period-end wholesale funding increased $34.1 million to $566.4 million.
•Wholesale deposits decreased $132.2 million to $12.3 million, compared to $144.5 million, as the existing portfolio runoff was replaced by FHLB advances. The average rate paid on brokered certificates of deposit increased 224 basis points to 2.98% and the weighted average original maturity increased to 4.8 years from 3.5 years.
•FHLB advances increased $166.3 million to $554.1 million. The average rate paid on FHLB advances increased 21 basis points to 1.48% and the weighted average original maturity decreased to 3.2 years from 6.1 years.
Non-performing assets decreased to $5.7 million, or 0.21% of total assets, compared to $11.6 million, or 0.40% of total assets. Excluding net PPP loans, non-performing assets decreased to 0.21% of total assets compared to 0.42%.
The allowance for loan and lease losses decreased $1.6 million to $24.1 million, compared to $25.7 million.
•The allowance for loan and lease losses as a percent of total gross loans and leases was 1.05% compared to 1.20%.
•Excluding net PPP loans, the allowance for loan and leases losses as a percent of total gross loans and leases was 1.06% compared to 1.27%.

Paycheck Protection Program
As of June 30, 2022, the Company had $8.3 million in gross PPP loans outstanding and deferred processing fees outstanding of $113,000. The processing fees are deferred and recognized over the contractual life of the loan, or accelerated at forgiveness, as an adjustment of yield using the interest method. During the three months ended June 30, 2022, the Company recognized $196,000 of PPP processing fees in interest income. The SBA provides a guaranty to the lender of 100% of principal and interest, unless the lender violated an obligation under the agreement.
Share Repurchase Program Update
As previously announced, effective March 4, 2022, the Company’s Board of Directors authorized the repurchase by the Company of shares of its common stock with a maximum aggregate purchase price of $5.0 million, effective March 4, 2022 through March 4, 2023. For the six months ended June 30, 2022, the Company repurchased a total of 30,600 shares for approximately $1.0 million at an average cost of $33.28 per share.

About First Business Financial Services, Inc.
First Business Financial Services, Inc., (Nasdaq: FBIZ) is the parent company of First Business Bank. First Business Bank specializes in Business Banking, including Commercial Banking and Specialized Lending, Private Wealth, and Bank Consulting services, and through its refined focus, delivers unmatched expertise, accessibility, and responsiveness. Specialized Lending solutions are delivered through First Business Bank’s wholly owned subsidiary First Business Specialty Finance, LLC. For additional information, visit www.firstbusiness.bank.
This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect First Business Bank’s current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results, or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties, and other factors that may cause actual results to differ materially from the views, beliefs, and projections expressed in such statements. Such statements are subject to risks and uncertainties, including among other things:
•Adverse changes in the economy or business conditions, either nationally or in our markets including, without limitation, inflation, supply chain issues, labor shortages, and the adverse effects of the COVID-19 pandemic on the global, national, and local economy.
•Competitive pressures among depository and other financial institutions nationally and in the Company’s markets.
•Increases in defaults by borrowers and other delinquencies.
•Management’s ability to manage growth effectively, including the successful expansion of our client service, administrative infrastructure, and internal management systems.
•Fluctuations in interest rates and market prices.
•Changes in legislative or regulatory requirements applicable to the Company and its subsidiaries.
•Changes in tax requirements, including tax rate changes, new tax laws, and revised tax law interpretations.
•Fraud, including client and system failure or breaches of our network security, including the Company’s internet banking activities.
•Failure to comply with the applicable SBA regulations in order to maintain the eligibility of the guaranteed portion of SBA loans.

For further information about the factors that could affect the Company’s future results, please see the Company’s annual report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

CONTACT:	First Business Financial Services, Inc.
Edward G. Sloane, Jr.
Chief Financial Officer
608-232-5970
esloane@firstbusiness.bank

SELECTED FINANCIAL CONDITION DATA

(Unaudited)	As of
(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Assets
Cash and cash equivalents	$95,484	$95,603	$57,110	$110,624	$389,977
Securities available-for-sale, at fair value	208,643	223,631	205,702	194,056	171,219
Securities held-to-maturity, at amortized cost	13,968	17,267	19,746	21,196	22,382
Loans held for sale	2,256	2,418	3,570	5,603	6,059
Loans and leases receivable	2,290,100	2,251,249	2,239,408	2,123,306	2,143,561
Allowance for loan and lease losses	(24,104)	(23,669)	(24,336)	(24,676)	(25,675)
Loans and leases receivable, net	2,265,996	2,227,580	2,215,072	2,098,630	2,117,886
Premises and equipment, net	1,899	1,621	1,694	1,700	1,747
Foreclosed properties	124	117	164	172	179
Right-of-use assets	5,772	6,118	4,910	5,263	5,472
Bank-owned life insurance	54,324	53,974	53,600	53,244	52,887
Federal Home Loan Bank stock, at cost	22,959	12,863	13,336	12,351	13,451
Goodwill and other intangible assets	12,262	12,184	12,268	12,229	12,178
Derivatives	44,461	26,890	26,343	28,678	32,377
Accrued interest receivable and other assets	48,868	43,816	39,390	40,664	39,855
Total assets	$2,777,016	$2,724,082	$2,652,905	$2,584,410	$2,865,669
Liabilities and Stockholders’ Equity
In-market deposits	$1,857,010	$2,011,373	$1,928,285	$1,829,644	$2,016,215
Wholesale deposits	12,321	12,321	29,638	74,638	144,492
Total deposits	1,869,331	2,023,694	1,957,923	1,904,282	2,160,707
Federal Home Loan Bank advances and other borrowings	596,642	414,487	403,451	394,090	420,113
Junior subordinated notes	—	—	10,076	10,072	10,069
Lease liabilities	7,207	7,580	5,406	5,780	6,005
Derivatives	40,357	24,961	28,283	31,890	36,109
Accrued interest payable and other liabilities	13,556	8,309	15,344	13,016	11,214
Total liabilities	2,527,093	2,479,031	2,420,483	2,359,130	2,644,217
Total stockholders’ equity	249,923	245,051	232,422	225,280	221,452
Total liabilities and stockholders’ equity	$2,777,016	$2,724,082	$2,652,905	$2,584,410	$2,865,669

STATEMENTS OF INCOME

(Unaudited)	As of and for the Three Months Ended					As of and for the Year Ended
(Dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Total interest income	$27,031	$24,235	$23,576	$24,014	$24,599	$51,266	$48,406
Total interest expense	3,371	2,809	2,652	2,791	2,947	6,179	5,891
Net interest income	23,660	21,426	20,924	21,223	21,652	45,087	42,515
Provision for loan and lease losses	(3,727)	(855)	(508)	(2,269)	(958)	(4,582)	(3,026)
Net interest income after provision for loan and lease losses	27,387	22,281	21,432	23,492	22,610	49,669	45,541
Private wealth management service fees	2,852	2,841	2,874	2,759	2,744	5,693	5,151
Gain on sale of SBA loans	951	585	1,042	721	1,203	1,537	2,281
Service charges on deposits	1,041	999	1,023	956	941	2,040	1,859
Loan fees	697	652	679	713	569	1,349	1,114
Net gain on sale of securities	—	—	—	—	29	—	29
Swap fees	471	225	684	—	—	697	684
Other non-interest income	860	2,084	1,267	1,866	835	2,942	2,398
Total non-interest income	6,872	7,386	7,569	7,015	6,321	14,258	13,516
Compensation	14,020	13,638	12,447	13,351	13,255	27,658	25,912
Occupancy	568	555	551	544	533	1,123	1,085
Professional fees	1,298	1,170	933	1,024	913	2,468	1,778
Data processing	892	780	773	746	798	1,673	1,569
Marketing	670	500	548	572	511	1,170	902
Equipment	235	244	223	260	261	479	506
Computer software	1,117	1,082	1,017	999	1,129	2,199	2,244
FDIC insurance	296	313	210	291	280	610	642
Other non-interest expense	360	541	829	703	504	900	876
Total non-interest expense	19,456	18,823	17,531	18,490	18,184	38,280	35,514
Income before income tax expense	14,803	10,844	11,470	12,017	10,747	25,647	23,543
Income tax expense	3,599	2,172	2,879	2,819	2,512	5,771	5,577
Net income	$11,204	$8,672	$8,591	$9,198	$8,235	$19,876	$17,966
Preferred stock dividends	246	—	—	—	—	246	—
Net income available to common shareholders	$10,958	$8,672	$8,591	$9,198	$8,235	$19,630	$17,966
Per common share:
Basic earnings	$1.29	$1.02	$1.01	$1.07	$0.95	$2.31	$2.08
Diluted earnings	1.29	1.02	1.01	1.07	0.95	2.31	2.08
Dividends declared	0.1975	0.1975	0.18	0.18	0.18	0.395	0.36
Book value	28.08	27.46	27.48	26.56	25.70	28.08	25.70
Tangible book value	26.63	26.02	26.03	25.11	24.28	26.63	24.28
Weighted-average common shares outstanding(1)	8,225,838	8,232,142	8,228,311	8,340,042	8,385,069	8,245,317	8,381,868
Weighted-average diluted common shares outstanding(1)	8,225,838	8,232,142	8,228,311	8,340,042	8,385,069	8,245,317	8,381,868
(1)Excluding participating securities.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Three Months Ended
(Dollars in thousands)	June 30, 2022			March 31, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,472,075	$15,343	4.17%	$1,459,891	$13,346	3.66%	$1,386,187	$13,087	3.78%
Commercial and industrial loans(1)	734,299	9,710	5.29%	718,364	9,101	5.07%	772,257	9,875	5.11%
Direct financing leases(1)	15,527	176	4.53%	16,540	189	4.57%	19,883	222	4.47%
Consumer and other loans(1)	51,045	458	3.59%	49,847	436	3.50%	45,026	407	3.62%
Total loans and leases receivable(1)	2,272,946	25,687	4.52%	2,244,642	23,072	4.11%	2,223,353	23,591	4.24%
Mortgage-related securities(2)	176,747	804	1.82%	184,962	760	1.64%	149,253	631	1.69%
Other investment securities(3)	54,591	260	1.91%	50,555	215	1.70%	41,569	185	1.78%
FHLB stock	17,355	226	5.21%	14,002	172	4.91%	14,172	176	4.97%
Short-term investments	29,541	54	0.73%	31,111	16	0.21%	55,100	16	0.12%
Total interest-earning assets	2,551,180	27,031	4.24%	2,525,272	24,235	3.84%	2,483,447	24,599	3.96%
Non-interest-earning assets	165,527			140,969			137,893
Total assets	$2,716,707			$2,666,241			$2,621,340
Interest-bearing liabilities
Transaction accounts	$502,763	343	0.27%	$533,251	255	0.19%	$499,040	248	0.20%
Money market	767,433	509	0.27%	784,276	338	0.17%	662,919	282	0.17%
Certificates of deposit	73,560	114	0.62%	52,519	55	0.42%	45,993	112	0.97%
Wholesale deposits	12,350	92	2.98%	16,236	118	2.91%	162,580	301	0.74%
Total interest-bearing deposits	1,356,106	1,058	0.31%	1,386,282	766	0.22%	1,370,532	943	0.28%
FHLB advances	449,599	1,666	1.48%	385,080	1,036	1.08%	405,855	1,284	1.27%
Other borrowings	51,018	647	5.07%	40,311	503	4.99%	32,447	443	5.46%
Junior subordinated notes(5)	—	—	—%	9,850	504	20.47%	10,066	277	11.01%
Total interest-bearing liabilities	1,856,723	3,371	0.73%	1,821,523	2,809	0.62%	1,818,900	2,947	0.65%
Non-interest-bearing demand deposit accounts	557,086			562,530			527,441
Other non-interest-bearing liabilities	57,615			42,537			56,691
Total liabilities	2,471,424			2,426,590			2,403,032
Stockholders’ equity	245,283			239,651			218,308
Total liabilities and stockholders’ equity	$2,716,707			$2,666,241			$2,621,340
Net interest income		$23,660			$21,426			$21,652
Interest rate spread			3.51%			3.22%			3.31%
Net interest-earning assets	$694,457			$703,749			$664,547
Net interest margin			3.71%			3.39%			3.49%
(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.
(5)The calculation for the three months ended June 30, 2022 and March 31, 2022 includes $12,000 and $236,000, respectively, in accelerated amortization of debt issuance costs.

NET INTEREST INCOME ANALYSIS

(Unaudited)	For the Six Months Ended
(Dollars in thousands)	June 30, 2022			June 30, 2021
	Average Balance	Interest	Average Yield/Rate(4)	Average Balance	Interest	Average Yield/Rate(4)
Interest-earning assets
Commercial real estate and other mortgage loans(1)	$1,466,017	$28,689	3.91%	$1,371,744	$25,615	3.73%
Commercial and industrial loans(1)	726,376	18,811	5.18%	765,117	19,500	5.10%
Direct financing leases(1)	16,030	365	4.55%	21,071	466	4.42%
Consumer and other loans(1)	50,449	894	3.54%	45,335	805	3.55%
Total loans and leases receivable(1)	2,258,872	48,759	4.32%	2,203,267	46,386	4.21%
Mortgage-related securities(2)	180,832	1,564	1.73%	156,249	1,297	1.66%
Other investment securities(3)	52,584	475	1.81%	41,871	372	1.78%
FHLB stock	15,688	398	5.07%	13,323	329	4.94%
Short-term investments	30,321	70	0.46%	39,922	22	0.11%
Total interest-earning assets	2,538,297	51,266	4.04%	2,454,632	48,406	3.94%
Non-interest-earning assets	153,316			144,741
Total assets	$2,691,613			$2,599,373
Interest-bearing liabilities
Transaction accounts	$517,923	597	0.23%	$510,024	498	0.20%
Money market	775,808	848	0.22%	660,319	557	0.17%
Certificates of deposit	63,098	169	0.54%	51,677	288	1.11%
Wholesale deposits	14,282	210	2.94%	164,654	619	0.75%
Total interest-bearing deposits	1,371,111	1,824	0.27%	1,386,674	1,962	0.28%
FHLB advances	417,518	2,702	1.29%	386,371	2,533	1.31%
Other borrowings	45,694	1,149	5.03%	29,886	844	5.65%
Junior subordinated notes(5)	4,898	504	20.58%	10,064	552	10.97%
Total interest-bearing liabilities	1,839,221	6,179	0.67%	1,812,995	5,891	0.65%
Non-interest-bearing demand deposit accounts	559,793			506,767
Other non-interest-bearing liabilities	50,117			65,146
Total liabilities	2,449,131			2,384,908
Stockholders’ equity	242,482			214,465
Total liabilities and stockholders’ equity	$2,691,613			$2,599,373
Net interest income		$45,087			$42,515
Interest rate spread			3.37%			3.29%
Net interest-earning assets	$699,076			$641,637
Net interest margin			3.55%			3.46%

(1)The average balances of loans and leases include non-accrual loans and leases and loans held for sale. Interest income related to non-accrual loans and leases is recognized when collected. Interest income includes net loan fees collected in lieu of interest.
(2)Includes amortized cost basis of assets available for sale and held to maturity.
(3)Yields on tax-exempt municipal obligations are not presented on a tax-equivalent basis in this table.
(4)Represents annualized yields/rates.
(5)The calculation for the six months ended June 30, 2022, 2022 includes $248,000 in accelerated amortization of debt issuance costs.

PROVISION FOR LOAN AND LEASE LOSS COMPOSITION

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Change in general reserve due to subjective factor changes	$(185)	$(416)	$(805)	$(51)	$(652)	$(601)	$430
Change in general reserve due to historical loss factor changes	64	(206)	(862)	(923)	(1,687)	(142)	(2,671)
Charge-offs	85	22	106	364	2,894	107	3,038
Recoveries	(4,247)	(210)	(274)	(1,634)	(545)	(4,457)	(3,218)
Change in specific reserves on impaired loans, net	29	(280)	(64)	(451)	(1,466)	(251)	(1,660)
Change due to loan growth, net	527	235	1,391	426	498	762	1,055
Total provision for loan and lease losses	$(3,727)	$(855)	$(508)	$(2,269)	$(958)	$(4,582)	$(3,026)

PERFORMANCE RATIOS

	For the Three Months Ended					For the Six Months Ended
(Unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Return on average assets (annualized)	1.61%	1.30%	1.32%	1.41%	1.26%	1.46%	1.38%
Return on average common equity (annualized)	18.79%	14.47%	15.04%	16.39%	15.09%	16.74%	16.75%
Efficiency ratio	64.47%	65.55%	61.92%	65.68%	64.17%	65.00%	63.18%
Interest rate spread	3.51%	3.22%	3.21%	3.27%	3.31%	3.37%	3.29%
Net interest margin	3.71%	3.39%	3.39%	3.45%	3.49%	3.55%	3.46%
Average interest-earning assets to average interest-bearing liabilities	137.40%	138.64%	141.19%	139.19%	136.54%	138.01%	135.39%

ASSET QUALITY RATIOS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Non-accrual loans and leases	$5,585	$5,617	$6,358	$7,433	$11,422
Foreclosed properties	124	117	164	172	179
Total non-performing assets	5,709	5,734	6,522	7,605	11,601
Performing troubled debt restructurings	188	203	217	53	56
Total impaired assets	$5,897	$5,937	$6,739	$7,658	$11,657

Non-accrual loans and leases as a percent of total gross loans and leases	0.24%	0.25%	0.28%	0.35%	0.53%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.25%	0.25%	0.29%	0.36%	0.54%
Non-performing assets as a percent of total assets	0.21%	0.21%	0.25%	0.29%	0.40%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.05%	1.05%	1.09%	1.16%	1.20%
Allowance for loan and lease losses as a percent of non-accrual loans and leases	431.58%	421.38%	382.76%	331.98%	224.79%

ASSET QUALITY RATIOS - EXCLUDING NET PPP LOANS

(Unaudited)	As of
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Non-accrual loans and leases as a percent of total gross loans and leases	0.24%	0.25%	0.29%	0.36%	0.56%
Non-performing assets as a percent of total gross loans and leases plus foreclosed properties	0.25%	0.26%	0.29%	0.37%	0.57%
Non-performing assets as a percent of total assets	0.21%	0.21%	0.25%	0.30%	0.42%
Allowance for loan and lease losses as a percent of total gross loans and leases	1.06%	1.06%	1.10%	1.20%	1.27%
PPP loans outstanding, net	$8,172	$18,206	$27,297	$64,454	$120,723

NET CHARGE-OFFS (RECOVERIES)

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Charge-offs	$85	$22	$106	$364	$2,894	$107	$3,038
Recoveries	(4,247)	(210)	(274)	(1,634)	(545)	(4,457)	(3,218)
Net (recoveries) charge-offs	$(4,162)	$(188)	$(168)	$(1,270)	$2,349	$(4,350)	$(180)
Net (recoveries) charge-offs as a percent of average gross loans and leases (annualized)	(0.73)%	(0.03)%	(0.03)%	(0.24)%	0.42%	(0.39)%	(0.02)%
Annualized (recoveries) charge-offs as a percent of average gross loans and leases, excluding average net PPP loans	(0.74)%	(0.03)%	(0.03)%	(0.25)%	0.47%	(0.39)%	(0.02)%
Average PPP loans outstanding, net	$11,650	$20,935	$52,923	$87,517	$229,165	$16,266	$235,668

CAPITAL RATIOS

	As of and for the Three Months Ended
(Unaudited)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Total capital to risk-weighted assets	11.56%	11.87%	10.82%	11.14%	11.22%
Tier I capital to risk-weighted assets	9.34%	9.27%	8.94%	9.14%	9.14%
Common equity tier I capital to risk-weighted assets	8.90%	8.81%	8.55%	8.73%	8.72%
Tier I capital to adjusted assets	9.19%	9.09%	8.94%	8.69%	8.48%
Tangible common equity to tangible assets	8.16%	8.14%	8.34%	8.28%	7.33%
Tangible common equity to tangible assets, excluding net PPP loans	8.19%	8.20%	8.42%	8.50%	7.66%

LOAN AND LEASE RECEIVABLE COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Commercial real estate:
Commercial real estate - owner occupied	$258,375	$254,237	$235,589	$241,977	$253,600
Commercial real estate - non-owner occupied	651,920	656,185	661,423	639,423	614,289
Land development	42,545	40,092	42,792	39,119	45,056
Construction	203,913	200,472	179,841	139,933	139,943
Multi-family	314,392	302,494	320,072	313,787	319,351
1-4 family	17,335	16,198	14,911	13,487	19,769
Total commercial real estate	1,488,480	1,469,678	1,454,628	1,387,726	1,392,008
Commercial and industrial	741,363	720,695	730,819	681,065	695,442
Direct financing leases, net	13,718	14,551	15,743	16,810	18,142
Consumer and other:
Home equity and second mortgages	5,132	4,523	4,223	4,576	5,740
Other	42,387	43,066	35,518	35,645	36,567
Total consumer and other	47,519	47,589	39,741	40,221	42,307
Total gross loans and leases receivable	2,291,080	2,252,513	2,240,931	2,125,822	2,147,899
Less:
Allowance for loan and lease losses	24,104	23,669	24,336	24,676	25,675
Deferred loan fees	980	1,264	1,523	2,516	4,338
Loans and leases receivable, net	$2,265,996	$2,227,580	$2,215,072	$2,098,630	$2,117,886

DEPOSIT COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Non-interest-bearing transaction accounts	$544,507	$600,987	$589,559	$526,047	$774,253
Interest-bearing transaction accounts	466,785	539,492	530,225	517,248	511,698
Money market accounts	731,718	806,917	754,410	728,751	685,127
Certificates of deposit	114,000	63,977	54,091	57,598	45,137
Wholesale deposits	12,321	12,321	29,638	74,638	144,492
Total deposits	$1,869,331	$2,023,694	$1,957,923	$1,904,282	$2,160,707

TRUST ASSETS COMPOSITION

(Unaudited)	As of
(in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Trust assets under management	$2,386,637	$2,636,896	$2,711,760	$2,545,089	$2,362,257
Trust assets under administration	167,095	197,160	208,954	202,657	202,116
Total trust assets	$2,553,732	$2,834,056	$2,920,714	$2,747,746	$2,564,373

NON-GAAP RECONCILIATIONS
Certain financial information provided in this release is determined by methods other than in accordance with generally accepted accounting principles (United States) (“GAAP”). Although the Company’s management believes that these non-GAAP financial measures provide a greater understanding of its business, these measures are not necessarily comparable to similar measures that may be presented by other companies.

TANGIBLE BOOK VALUE
“Tangible book value per share” is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. “Tangible common equity” itself is a non-GAAP measure representing common stockholders’ equity reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in period-to-period changes in book value per common share exclusive of changes in intangible assets. The information provided below reconciles tangible book value per share and tangible common equity to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands, except per share amounts)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Common stockholders’ equity	$237,931	$233,059	$232,422	$225,280	$221,452
Goodwill and other intangible assets	(12,262)	(12,184)	(12,268)	(12,229)	(12,178)
Tangible common equity	$225,669	$220,875	$220,154	$213,051	$209,274
Common shares outstanding	8,474,699	8,488,585	8,457,564	8,483,099	8,617,761
Book value per share	$28.08	$27.46	$27.48	$26.56	$25.70
Tangible book value per share	26.63	26.02	26.03	25.11	24.28

TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS
“Tangible common equity to tangible assets” is defined as the ratio of common stockholders’ equity reduced by intangible assets, if any, divided by total assets reduced by intangible assets, if any. The Company’s management believes that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period in common equity and total assets, each exclusive of changes in intangible assets. The information below reconciles tangible common equity and tangible assets to their most comparable GAAP measures.

(Unaudited)	As of
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Common stockholders’ equity	$237,931	$233,052	$232,422	$225,280	$221,452
Goodwill and other intangible assets	(12,262)	(12,184)	(12,268)	(12,229)	(12,178)
Tangible common equity	$225,669	$220,875	$220,154	$213,051	$209,274
Total assets	$2,777,016	$2,724,082	$2,652,905	$2,584,410	$2,865,669
Goodwill and other intangible assets	(12,262)	(12,184)	(12,268)	(12,229)	(12,178)
Tangible assets	$2,764,754	$2,711,898	$2,640,637	$2,572,181	$2,853,491
Tangible common equity to tangible assets	8.16%	8.14%	8.34%	8.28%	7.33%
Period-end net PPP loans	8,172	18,206	27,297	64,454	120,722
Tangible assets, excluding net PPP loans	$2,756,582	$2,693,692	$2,613,340	$2,507,727	$2,732,769
Tangible common equity to tangible assets, excluding net PPP loans	8.19%	8.20%	8.42%	8.50%	7.66%

EFFICIENCY RATIO & PRE-TAX, PRE-PROVISION ADJUSTED EARNINGS
“Efficiency ratio” is a non-GAAP measure representing non-interest expense excluding the effects of the SBA recourse provision, impairment of tax credit investments, losses or gains on foreclosed properties, amortization of other intangible assets and other discrete items, if any, divided by operating revenue, which is equal to net interest income plus non-interest income less realized gains or losses on securities, if any. “Pre-tax, pre-provision adjusted earnings” is defined as operating revenue less operating expense. In the judgment of the Company’s management, the adjustments made to non-interest expense and non-interest income allow investors and analysts to better assess the Company’s operating expenses in relation to its core operating revenue by removing the volatility that is associated with certain one-time items and other discrete items. The information provided below reconciles the efficiency ratio and pre-tax, pre-provision adjusted earnings to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Total non-interest expense	$19,456	$18,823	$17,531	$18,490	$18,184	$38,280	$35,514
Less:
Net loss (gain) on foreclosed properties	8	12	7	6	(1)	20	1
Amortization of other intangible assets	—	—	2	7	8	—	15
SBA recourse provision (benefit)	114	(76)	(122)	(69)	245	38	115
Tax credit investment impairment recovery	(351)	—	—	—	—	(351)	—
Total operating expense (a)	$19,685	$18,887	$17,644	$18,546	$17,932	$38,573	$35,383
Net interest income	$23,660	$21,426	$20,924	$21,223	$21,652	$45,087	$42,515
Total non-interest income	6,872	7,386	7,569	7,015	6,321	14,258	13,516
Less:
Net gain on sale of securities	—	—	—	—	29	—	29
Adjusted non-interest income	6,872	7,386	7,569	7,015	6,292	14,258	13,487
Total operating revenue (b)	$30,532	$28,812	$28,493	$28,238	$27,944	$59,345	$56,002
Efficiency ratio	64.47%	65.55%	61.92%	65.68%	64.17%	65.00%	63.18%

Pre-tax, pre-provision adjusted earnings (b - a)	$10,847	$9,925	$10,849	$9,692	$10,012	$20,772	$20,619
Less:
PPP fee income	196	249	892	1,666	2,541	445	4,754
PPP loan interest income	29	52	134	221	566	81	1,169
Pre-tax, pre-provision adjusted earnings, excluding PPP	$10,622	$9,624	$9,823	$7,805	$6,905	$20,246	$14,696
Average total assets	$2,716,707	$2,666,241	$2,612,905	$2,608,198	$2,621,340	$2,691,613	$2,599,373
Less:
Average net PPP loans	11,650	20,935	52,923	87,517	229,165	16,266	235,668
Adjusted average total assets	$2,705,057	$2,645,306	$2,559,982	$2,520,681	$2,392,175	$2,675,347	$2,363,705
Pre-tax, pre-provision adjusted return on average assets	1.60%	1.49%	1.66%	1.49%	1.53%	1.54%	1.59%
Pre-tax, pre-provision adjusted return on average assets, excluding PPP	1.57%	1.46%	1.53%	1.24%	1.15%	1.51%	1.24%

ADJUSTED NET INTEREST MARGIN
“Adjusted Net Interest Margin” is a non-GAAP measure representing net interest income excluding the fees in lieu of interest and other recurring, but volatile, components of net interest margin divided by average interest-earning assets less average net PPP loans, if any, and other recurring, but volatile, components of average interest-earning assets. Fees in lieu of interest are defined as prepayment fees, asset-based loan fees, non-accrual interest, and loan fee amortization. In the judgment of the Company’s management, the adjustments made to net interest income allow investors and analysts to better assess the Company’s net interest income in relation to its core client-facing loan and deposit rate changes by removing the volatility that is associated with these recurring but volatile components. The information provided below reconciles the net interest margin to its most comparable GAAP measure.

(Unaudited)	For the Three Months Ended					For the Six Months Ended
(Dollars in thousands)	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	June 30, 2022	June 30, 2021
Interest income	$27,031	$24,235	$23,576	$24,014	$24,599	$51,266	$48,406
Interest expense	3,371	2,809	2,652	2,791	2,947	6,179	5,891
Net interest income (a)	23,660	21,426	20,924	21,223	21,652	45,087	42,515
Less:
Fees in lieu of interest	1,865	1,293	1,700	2,839	3,536	3,158	6,621
PPP loan interest income	29	52	134	221	566	81	1,169
FRB interest income and FHLB dividend income	279	188	179	212	192	467	350
Adjusted net interest income (b)	$21,487	$19,893	$18,911	$17,951	$17,358	$41,381	$34,375
Average interest-earning assets (c)	$2,551,180	$2,525,272	$2,472,013	$2,460,567	$2,483,447	$2,538,297	$2,454,632
Less:
Average net PPP loans	11,650	20,935	52,923	87,517	229,165	16,266	235,668
Average FRB cash and FHLB stock	46,334	44,577	71,939	129,469	68,503	45,461	52,661
Average non-accrual loans and leases	5,429	6,195	6,796	11,298	16,744	5,810	19,392
Adjusted average interest-earning assets (d)	$2,487,767	$2,453,565	$2,340,355	$2,232,283	$2,169,035	$2,470,760	$2,146,911
Net interest margin (a / c)	3.71%	3.39%	3.39%	3.45%	3.49%	3.55%	3.46%
Adjusted net interest margin (b / d)	3.45%	3.24%	3.23%	3.22%	3.20%	3.35%	3.20%